Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 7, 2022, relating to the consolidated financial statements of LifeMD Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Friedman LLP
Marlton, New Jersey
March 28, 2022